Exhibit 10.1
AMENDMENT No. 1 TO
PRODUCT EXCLUSIVE DISTRIBUTOR AGREEMENT

This Amendment No. 1 (this Amendment) to that certain Product Exclusive Distributor Agreement, dated August 24, 2012 (the Agreement), is entered into this 11th day of November 2013, by and between Shanghai Lightsky Optoelectronics Technology Co., Ltd. (Lightsky), and ForceField Energy, Inc. fka SunSi Energies, Inc. (FNRG and together with Lightsky, the Parties).

RECITALS

WHEREAS, the Parties previously entered into the Agreement, pursuant to which FNRG distributes the LED lighting products of Lightsky;

WHEREAS, the Parties wish to amend the Agreement to extend certain dates for performance requirments and termination rights;

WHEREAS, the Parties do not intend this Amendment to impact any of the other rights, obligations, or commitments of the Parties set forth in the Agreement, except as set forth in this Amendment.

WHEREAS, Lightsky is the only LED producer in Asia for FNRG for products they manufacture and Lightsky commits to do everything possible to have equal quality and price from   competition.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the Parties to this Amendment do hereby agree as follows:

Section 1.   Amendment to Agreement.

The Parties to this Amendment do hereby agree that the Agreement shall be amended to:

(a)	delete Article 1 Section 1. in its entirety and replace it with the following:

“Party A hereby authorizes Party B to have the exclusive right to sell Party A’s LED Products in the following territories or “Territory”:  North America (is defined as including all 50 states of United States), Canada, Mexico Latin America, Caribbean and Europe.

(b)	delete Article III Section 1. in its entirety and replace it with the following:

"Since it will take time to establish distributor and sales network in the new territory, Party A grants Party B twelve (12) months of time to set up its sales network in the territory (initial period). In order to maintain the exclusive right under this agreement Party B will have to fulfill minimum purchase of products. From the date of the expiration of the initial period and for the following twelve months (12) months, the Minimum Yearly Purchase Amount by Party B should be not less than six million (6,000,000). The minimum purchase amount for the following twelve (12) months should be not less than ten million (10,000,000). Party B will increase the yearly purchase of products by twenty percent (20%) every year until the expiration of the term of this agreement. All purchases will be made in $USD. Party B has the right to select which Product and what quantities it chooses to fulfill its Initial Purchase obligation and yearly minimum purchase obligations.

In addition, Party B commit to make a minimal payment in the amount of $300,000 $USD on future purchase of LED Products before the expiration of the initial 16 months of this agreement. This payment will be applied toward the first purchases of LED products and shall be credited against the Minimum Yearly Purchase Amount described above.

(c)	delete Article III Section 2. in its entirety and replace it with the following:

“If Party B  cannot execute the “Initial Payment Amount” within the first (16) sixteen months after the signature of this agreement; or if Party B can not purchase the “Minimum Yearly Purchase Amount” after the  expiration  of  twenty  four  (24)  months from the signature of the present agreement, Party A will have the right to cancel the exclusive agency of Party B if payment is not made within a 30 day period of receiving notice from Party A.”

Section 2.   Capitalized  Terms.

Capitalized  terms  not  defined  herein  shall  have  the  meanings  ascribed  to  them  in  the Agreement.

Section 3.   Governing Law.

The terms of this Amendment shall be governed by the law and in the manner provided for in the Agreement. All other terms and conditions set forth in the Agreement, not otherwise modified by this Amendment, shall control over the interpretation of this Amendment.

Section 4.  Complete  Agreement.

       This Amendment and referenced Agreement constitute the entire agreement between the Parties hereto relating to this specific subject matter thereof There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Amendment and the above referenced Agreement. No variation or modification of this Amendment or the above referenced Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties.

Section 5.Counterparts.

This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment. The Parties may execute more than one copy of this Amendment, each of which shall constitute an original.

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

Shanghai Lightsky Optoelectronic Technology Co., Ltd.

By:	original signed

Name:
(Print)

Title:	Chief Executive Officer

ForceField Energy Inc. fka SunSi Energies Inc.

By:	original signed

Name:	Richard St Julien
(Print)

Title:	Chairman